UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2023

micromobility.com Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Broome Street, New York, NY 10013
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	MCOM	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MCOMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Promissory Note

On November 13, 2023, we issued and sold a convertible promissory note with an aggregate principal amount of $4.0 million (the “Promissory Note”) in a private placement to YA II PN, Ltd. (“Yorkville”) under the Standby Equity Purchase Agreement dated as of March 8, 2023 between us and Yorkville (the “SEPA”). We intend to use the proceeds from the sale of the Promissory Note for working capital and other general corporate purposes.

The holder may convert the Promissory Note into shares of our Class A Common Stock (the “Common Stock”) at a conversion price of $0.25 (the “Conversion Price”) any time prior to the Maturity Date, subject to the terms and conditions of the Promissory Note, provided that there may be no such conversion if such conversion would cause the holder to beneficially own more than 4.99% of our common stock. The Promissory Note is to be repaid in one installment of $4,000,000 on March 31, 2024 (the “Maturity Date”). Interest shall not accrue on the outstanding principal balance of the Promissory Note unless and until there is an event of default, upon the occurrence of which, interest shall accrue at a rate of 15% per year until collected in full. The Promissory Note has a 15% original issue discount for gross proceeds of $3.4 million. Any repayments of the Promissory Note in cash carry a 5% redemption premium.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1 hereto and is hereby incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Convertible Promissory Note” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Convertible Promissory Note,” is incorporated herein by reference.

On November 13, 2023, we issued and sold the Promissory Note to Yorkville in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We offered and sold the Promissory Note to Yorkville in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act without the involvement of any underwriter. We relied on this exemption from registration based in part on representations made by Yorkville in the SEPA.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

As previously disclosed, micromobility.com Inc. (the “Company”) held a scheduled special meeting of stockholders on November 13, 2023 (the “Special Meeting”), at which the Company’s stockholders approved, among other matters, a proposal to amend the Company’s Restated Certificate of Incorporation to (i) effect a reverse stock split of the Company’s common stock at a ratio to be determined by the Company’s Board of Directors (the “Board”) within a range of one-for-fifty (1:50) and one-for-two-hundred (1:200) (or any number in between), with the exact ratio to be determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”), and (ii) increase the number of authorized shares of capital stock of the Company from four hundred million shares (consisting of 300,000,000 shares of Common Stock and 100,000,000 shares of preferred stock) to one billion shares (consisting of 900,000,000 shares of Common Stock and 100,000,000 shares of preferred stock) (the “Authorized Increase Proposal”), and (iii) remove mention of the class B common stock, par value $0.00001 per share from the authorized capital stock of the Company (“Class B Removal Proposal”).

On November 13, 2023, upon the adoption of the Reverse Stock Split Proposal, the Board approval for a one-for-one-hundred-fifty (1:150) reverse split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”) became effective which is approved to occur on December 4, 2023, or soon thereafter. On November 13, 2023, the Company filed with the Secretary of State of the State of Delaware a certificate of amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split Proposal, Authorized Increase Proposal, and Class B Removal Proposal. The Reverse Stock Split Proposal is to become effective as of 12:00 a.m. Eastern Time on December 4, 2023, or soon thereafter and the Company’s common stock is expected to begin trading on a split-adjusted basis when the Nasdaq Stock Market opens on December 4, 2023, or soon thereafter.

As a result of the effectiveness of the Reverse Stock Split Proposal, on December 4, 2023, or soon thereafter every one-hundred-fifty shares of the Company’s issued and outstanding common stock will be automatically combined, converted and changed into one share of the Company’s common stock, without any change in the number of authorized shares or the par value per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. No fractional shares will be issued in connection with the Reverse Stock Split Proposal, any fractional shares resultant from the Reverse Stock Split Proposal will be rounded up to the next whole share.

The Reverse Stock Split Proposal will occur on December 4, 2023, or soon thereafter, however if the Reverse Stock Split Proposal was effectiveness as of the date of this report, the Reverse Stock Split Proposal would reduce the number of shares of common stock issued and outstanding from approximately 285 million to approximately 1.9 million. Due to the Authorized Increase Proposal, the authorized number of shares of common stock will increase from 300 million to 900 million.

On December 4, 2023, or soon thereafter, holders of the Company’s common stock held in book-entry form or through a bank, broker or other nominee will not need to take any action in connection with the Reverse Stock Split Proposal. The Company’s common stock will continue to trade on the Nasdaq Stock Market LLC, but the security has been assigned a new CUSIP number.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 13, 2023, we held a special meeting of our common stockholders (the “Special Meeting”) at which our common stockholders voted on the following proposals, as set forth below, each of which is described in detail in our Definitive Proxy Statement on Schedule 14-C filed with the U.S. Securities and Exchange Commission on October 23, 2023. A total of 108,206,198 votes was present at our Special Meeting which constitutes a quorum for the Special Meeting. Each of the proposals described below was approved by our holders of common stock.

PROPOSAL:

To authorize the Company’s Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock of the Company, consisting of both the Company’s Class A common stock, par value $0.00001 per share, by a ratio of no less than 1-for-50 and no more than 1-for-200, with the exact ratio to be determined by the Board in its sole discretion (the “Reverse Stock Split”);

For	Against	Abstain
73,025,641	35,127,824	52,733

PROPOSAL:

To authorize the Company’s Board to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of capital stock (the “Authorized Increase”) from four hundred million shares (consisting of 300,000,000 shares of Common Stock and 100,000,000 shares of preferred stock) to one billion shares (consisting of 900,000,000 shares of Common Stock and 100,000,000 shares of preferred stock);

For	Against	Abstain
73,348,016	34,744,457	113,725

PROPOSAL:

To authorize the Company’s Board to amend the Company’s Certificate of Incorporation to remove the Class B common stock, par value $0.00001 per share from the authorized capital stock of the Company (the “Class B Removal”); and

For	Against	Abstain
79,928,539	27,130,557	1,147,102

PROPOSAL:

to approve the adjournment of the Special Meeting if there are insufficient votes at the Special Meeting to approve the above proposals (the “Adjournment Proposal”).

For	Against	Abstain
75,092,241	32,834,484	279,473

Item 7.01	Regulation FD Disclosure.

On November 13, 2023, the Company issued a press release announcing the Reverse Stock Split Proposal, and Authorized Increase Proposal. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation
4.1	Convertible Promissory Note dated as of November 13, 2023, between the Company and YA II PN, Ltd.
99.1	Press Release, dated November 13, 2023
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2023

micromobility.com Inc.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer